Exhibit 4.1

CFS INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND Community Financial Shares, Inc. SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 20366P 10 0 THIS CERTIFIES THAT is the registered owner of COMMON SHARES WITH $0.01 PAR VALUE COMMUNITY FINANCIAL SHARES, INC. transferable on the books of the Corporation by the registered holder in person or by Attorney duly authorized in writing upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to the laws of the State of Maryland, and to the Articles of Incorporation and Bylaws of the COMMON Corporation, as now or hereafter amended. The shares evidenced by this Certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation. This Certificate is not valid unless countersigned by the Transfer Agent of the Corporation. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS. Dated: CORPORATE SECRETARY PRESIDENT & CHIEF EXECUTIVE OFFICER Countersigned: ILLINOIS STOCK TRANSFER COMPANY, Transfer Agent By

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF THE CORPORATION’S AUTHORIZED SHARES AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES, OF THE CORPORATION’S CAPITAL STOCK. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM as tenants in common UNIF GIFTS MIN ACT Custodian NIF TRANSFERS MIN ACT –Custodian TEN ENT as tenants by the entireties (Cust) (Cust) (Minor) T TEN as joint tenants with right of survivorship and not as under Uniform Gifts to Minors Act under Uniform Transfers to Minors tenants in common (State)(State) Additional abbreviations may also be used though not in the above list. For value received hereby sell, assign and transfer unto TAXPAYER IDENTIFYING NUMBER PLEASE PRINT OR TYPE – NAME AND ADDRESS OF ASSIGNEE SHARES TAXPAYER IDENTIFYING NUMBER PLEASE PRINT OR TYPE – NAME AND ADDRESS OF ASSIGNEE SHARES of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated 20 Signature(s) Signature(s) IMPORTANT A NOTARY SEAL IS NOT ACCEPTABLE. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION SUCH AS A COMMERCIAL BANK, TRUST COMPANY, SAVINGS AND LOAN, CREDIT UNION OR BROKER WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17AD-15. NOTICE: THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER. Medallion Signature(s) guarantee: